Item 77Q1:  Exhibits

Van  Kampen Trust for Investment Grade Municipals

Form of Agreement and Plan of Reorganization, filed as Appendix A to the Proxy Statement/Prospectus, included in the Van Kampen Trust for Investment Grade Municipals Registration Statement on Form N-14, filed on February 18, 2007 and incorporated herein by reference thereto.